UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014

BUNGE LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders

On May 23, 2014, Bunge Limited (“Bunge”) held its 2014 annual general meeting of shareholders (the “Annual General Meeting”).  At the Annual General Meeting, shareholders elected Bunge’s nominees as Class III directors, approved the appointment of Deloitte & Touche LLP as Bunge’s independent auditors for fiscal year 2014, approved the advisory vote on executive compensation and re-approved the performance goals for the Bunge Limited 2009 Equity Incentive Plan.  The results of the votes at the Annual General Meeting were as follows:

Proposal 1: Election of Class III directors for a three-year term:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ernest G. Bachrach	112,099,250	2,039,294	374,867	7,011,497
Enrique H. Boilini	112,373,761	1,566,345	573,305	7,011,497
Carol M. Browner	113,158,369	1,059,247	295,795	7,011,497

Directors whose terms of office continued after the Annual General Meeting are:  Francis Coppinger, Bernard de La Tour d’Auvergne Lauraguais, William Engels, Andrew Ferrier, Kathleen Hyle, L. Patrick Lupo and Soren Schroder.

Proposal 2: Approval of Deloitte & Touche LLP as independent auditors for fiscal year 2014 and authorization of the Audit Committee of the Board of Directors to determine the independent auditors’ fees:

Votes For	Votes Against	Abstentions	Broker Non-Votes
120,613,450	605,129	306,329	N/A

Proposal 3: Advisory vote on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,395,422	2,697,098	420,891	7,011,497

Proposal 4: Re-approval of the performance goals for the Bunge Limited 2009 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,454,420	1,701,385	357,606	7,011,497

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 28, 2014

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Deputy General Counsel, Chief
Compliance Officer and Assistant
Secretary